UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2005

DEL LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-5439	13-1953103
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

178 EAB Plaza Uniondale, NY		11556
(Address of principal executive offices)		(Zip Code)

(516) 844-2020
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Pursuant to Regulation FD, the registrant furnishes the information set forth below.

Workforce Reduction

As part of our efforts to streamline our organization and reduce costs, we completed a workforce reduction program in September 2005. This program entailed an assessment of our workforce requirements across all of our major departments and resulted in the elimination of 55 positions at various levels. For the twelve months ended June 30, 2005, salaries and benefits paid to these terminated employees were approximately $6.7 million, and we expect to realize similar cost savings going forward. In connection with the workforce reduction program, we expect to record a one-time severance charge of approximately $2.0 million in the three months ended September 30, 2005.

Operational Initiatives

In addition to our focus on realizing cost savings, we are committed to improving the efficiency of our operations. Synergetics Installations Worlwide, Inc., or Synergetics, has completed an assessment of our operations, and we have jointly developed a plan to implement a number of sales and operational process improvements that we believe will reduce inefficiencies and improve customer service as well as assist us in realizing previously identified cost savings. Specifically, we are in the process of implementing sales and operational process initiatives designed to improve:

•	our sales forecasting, demand planning and production scheduling, which we expect will allow us to improve manufacturing productivity and reduce manufacturing costs;

•	the efficiency level of our manufacturing facilities, which we expect will reduce manufacturing costs while lowering overall inventory requirements; and

•	the process of identifying, evaluating and selling promotional products, which we expect will allow us to improve margins on promotional products, reduce promotional returns and lower promotional inventory requirements.

We currently anticipate implementing these and other initiatives by the end of 2006. Upon completion of these initiatives, we anticipate annualized cost savings of approximately $10.0 million. We estimate that we will incur one-time consulting fees and implementation costs associated with these anticipated cost savings of up to $3.0 million.

Refinancing Transactions

We intend to issue $185.0 million of debt securities in a private placement and enter into a new two-year $75.0 million asset-based revolving credit facility, or the interim revolver. We intend to use the proceeds from the sale of the new debt securities and borrowings under the interim revolver to repay all outstanding borrowings under our existing senior credit facilities (and terminate all commitments thereunder). We refer to the issuance of the new debt securities, the borrowings under the interim revolver and the application of the proceeds as the refinancing transactions. We have received a commitment from the agent under the interim revolver to replace the interim revolver with an $85.0 million asset-based revolving credit facility, or the ABL credit facility. We expect that the interim revolver will be in place until the initial field examinations and closing conditions required by the ABL credit facility are completed, which we expect to occur by December 31, 2005. Upon the closing of the ABL credit facility, all borrowings under the interim revolver will be repaid and the interim revolver will be terminated. The availability of the interim revolver will be subject to a borrowing base limitation.

Summary Historical and Pro Forma Consolidated Financial Data

The summary historical consolidated financial data presented below for the fiscal years ended December 31, 2002, 2003 and 2004 have been derived from the audited consolidated financial statements of Del Laboratories, Inc. and its subsidiaries. The summary historical consolidated financial data for the six months ended June 30, 2004, the period January 1, 2005 to January 31, 2005, the period February 1, 2005 to June 30, 2005 and as of June 30, 2005 have been derived from the unaudited consolidated financial statements of Del Laboratories, Inc. and its subsidiaries, which have been prepared on a basis consistent with the audited consolidated financial statements as of and for the year ended December 31, 2004. In the opinion of management, such unaudited financial data reflect all material adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the five months ended June 30, 2005 are not necessarily indicative of the operating results to be expected for the full year or any future period. The results of operations for the twelve months ended June 30, 2005 were derived from the foregoing audited and unaudited financial statements.

The summary unaudited pro forma consolidated statement of earnings data and other financial data for the twelve months ended June 30, 2005 give effect to the merger and the refinancing transactions as if they had occurred on January 1, 2004. The summary unaudited pro forma balance sheet data as of June 30, 2005 give effect to the refinancing transactions as if they occurred on such date. The summary unaudited pro forma consolidated financial data do not purport to represent what our results of operations or financial information would have been if the merger and the refinancing transactions had occurred as of the date indicated, or what such results will be for any future period.

The merger was completed on January 27, 2005. Since the actual results for the period January 28, 2005 to January 31, 2005 were not material to the Successor Period of the quarter or to the projected annual results, we have utilized January 31, 2005 as the acquisition date. As a result of the merger, our capital structure and our basis of accounting differ from those prior to the merger. Our financial data in respect of all reporting periods subsequent to January 31, 2005 reflect the merger under the purchase method of accounting. Therefore, our financial data for the period before the merger (which we refer to as the Predecessor Period) generally will not be comparable to our financial data for the period after the merger (which we refer to as the Successor Period). As a result of the merger, our consolidated statement of operations for the Successor Period includes interest expense and amortization expense related to debt issuance costs related to acquisition indebtedness and management fees that did not exist prior to the acquisition. Further, as a result of purchase accounting, the fair values of our inventories, intangible assets, and fixed assets on the date of the merger became their new “cost” basis. Accordingly, the cost of inventories, the amortization of intangible assets with finite lives and the depreciation of fixed assets in the Successor Period are based upon their newly established cost basis. Additionally, the fair value of our pension assets and liabilities were adjusted as a result of purchase accounting; therefore, pension expense for the Successor Period is based upon the newly established fair values. Other effects of purchase accounting in the Successor Period are not considered significant.

	Predecessor					Successor	Twelve Months Ended June 30, 2005
	Year Ended December 31,			Six Months Ended June 30, 2004	Jan. 1, 2005 – Jan. 31, 2005	Feb. 1, 2005 – June 30, 2005		Pro Forma Twelve Months Ended June 30, 2005
	2002	2003	2004
				(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(dollars in thousands)
Statement of Earnings Data:
Net sales	$350,668	$385,953	$396,675	$186,013	$18,206	$179,821	$408,689	$408,689
Cost of goods sold	171,346	185,772	198,425	93,585	9,718	103,225	217,783	212,028

Gross profit	179,322	200,181	198,250	92,428	8,488	76,596	190,906	196,661
Selling and administrative expenses	145,983	161,644	166,732	82,729	11,475	73,163	168,641	168,984
Severance expenses	45	2,033	20	3	—	—	17	17
Merger expenses	—	—	1,415	216	18,974	4,651	24,824	1,199

Income (loss) from operations	33,294	36,504	30,083	9,480	(21,961)	(1,218)	(2,576)	26,461
Other income (expense), net
Interest expense, net	(4,663)	(4,185)	(3,584)	(1,859)	(264)	(11,732)	(13,721)	(35,725)
Gain (loss) on sale of facility and land	2,428	—	(146)	(41)	—	—	(105)	(105)
Other, net	(144)	579	331	(354)	(232)	77	530	530

Other expense, net	(2,379)	(3,606)	(3,399)	(2,254)	(496)	(11,655)	(13,296)	(35,300)

Earnings before income taxes	30,915	32,898	26,684	7,226	(22,457)	(12,873)	(15,872)	(8,839)
Income tax expense (benefit)	11,412	12,524	11,075	2,789	(24,434)	463	(15,685)	(3,491)

Net income (loss)	$19,503	$20,374	$15,609	$4,437	$1,977	$(13,336)	$(187)	$(5,348)

Other Financial Data:
EBITDA (1)	$46,630	$51,617	$47,740	$17,555	$(20,681)	$7,918	$17,422	$48,631
Adjusted EBITDA (1)	45,210	53,571	49,784	18,478	(1,374)	18,566	48,498	59,534
Depreciation and amortization	11,052	14,534	17,472	8,470	1,512	9,059	19,573	21,745
Capital expenditures	9,078	18,200	9,525	5,387	797	2,929	7,864	7,864
Cash interest expense	4,467	3,970	3,674	1,766	140	4,212	6,260	33,062
Ratio of total net senior secured debt to Adjusted EBITDA								3.5	x
Ratio of total net debt to Adjusted EBITDA								6.4	x
Ratio of Adjusted EBITDA to cash interest expense								1.8	x

	As of June 30, 2005
	Actual	Pro Forma
	(unaudited)	(unaudited)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$6,229	$5,011
Working capital (excluding cash and debt) (2)	170,475	171,693
Total assets	733,829	732,542
Total secured debt	205,483	211,983
Total debt (including current portion of long-term debt)	379,383	385,883
Total net debt	373,154	380,872
Shareholders’ equity	129,502	122,933

(1)	EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation, and amortization, as set out in detail below. See footnote (a) below for a description of the adjustments included in pro forma EBITDA for the twelve months ended June 30, 2005. Adjusted EBITDA consists of EBITDA as adjusted to exclude certain items and expenses in accordance with the calculation of “Consolidated EBITDA,” as that term is defined under our credit agreement. Pro forma Adjusted EBITDA presents Adjusted EBITDA on a pro forma basis and as further adjusted for the cost savings specified below.

We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about our historical performance and certain initiatives that we have implemented since the merger. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

EBITDA and Adjusted EBITDA are reconciled to net income (loss) as follows (unaudited):

	Predecessor					Successor	Twelve Months Ended June 30, 2005	Pro Forma Twelve Months Ended June 30, 2005
	Year Ended December 31,			Six Months Ended June 30, 2004	Jan. 1, 2005 – Jan. 31, 2005	Feb. 1, 2005 – June 30, 2005
	2002	2003	2004
	(in thousands)
Net income (loss)	$19,503	$20,374	$15,609	$4,437	$1,977	$(13,336)	$(187)	$(5,348)
Income tax provision (benefit)	11,412	12,524	11,075	2,789	(24,434)	463	(15,685)	(3,491)
Interest expense, net	4,663	4,185	3,584	1,859	264	11,732	13,721	35,725
Depreciation and amortization	11,052	14,534	17,472	8,470	1,512	9,059	19,573	21,745

EBITDA (a)	46,630	51,617	47,740	17,555	(20,681)	7,918	17,422	48,631
Non-cash charges, net (b)	563	665	463	663	323	5,497	5,620	(547)
Non-recurring (income) expenses (c)	(1,983)	1,289	1,581	260	18,974	4,651	24,946	1,321
Sponsor monitoring fee	—	—	—	—	10	500	510	1,200
Cost savings (d)	—	—	—	—	—	—	—	8,929

Adjusted EBITDA	$45,210	$53,571	$49,784	$18,478	$(1,374)	$18,566	$48,498	$59,534

(a)	Pro forma EBITDA, for the twelve months ended June 30, 2005, reflects the following adjustments (in thousands): (i) an increase in selling and administrative expense of $690 for a total of $1,200 for the annual monitoring fee that we will pay to Kelso, (ii) a decrease in selling and administrative expenses of $2,107 for costs eliminated on consummation of the merger (including a decrease in salary and related benefits as a result of the retirement of our former CEO, the discontinuance of our employee stock ownership plan and other public company costs no longer incurred), (iii) a decrease in selling and administrative expense of $588 related to the elimination of the amortization of unrecognized prior service costs and transition obligations related to our pension plans, (iv) a decrease in selling and administrative expense of $23,625 related to the elimination of merger expenses recorded in the period from January 1, 2005 to June 30, 2005 and (v) a decrease in cost of sales of $5,579 recorded in the period from February 1, 2005 to June 30, 2005 related to the elimination of manufacturing profit added to inventory in purchase accounting.

(b)	Non-cash charges, net consist of:

	Predecessor					Successor		Pro Forma Twelve Months Ended June 30,
	Year Ended December 31,			Six Months Ended June 30, 2004	Jan. 1, 2005 – Jan. 31,	Feb. 1, 2005 – June 30,	Twelve Months Ended June 30,
	2002	2003	2004		2005	2005	2005	2005
	(in thousands)
Amortization of prior service cost and unrecognized net gain (loss) on pension plans	$563	$975	$967	$484	$102	$3	$588	$—
Foreign currency exchange (gain) loss	—	(310)	(504)	179	221	(85)	(547)	(547)
Inventory step-up recorded in purchase accounting	—	—	—	—	—	5,579	5,579	—

Total	$563	$665	$463	$663	$323	$5,497	$5,620	$(547)

(c) Non-recurring (income) expenses consist of:

	Predecessor					Successor		Pro Forma Twelve Months Ended June 30,
	Year Ended December 31,			Six Months Ended June 30, 2004	Jan. 1, 2005 – Jan. 31,	Feb. 1, 2005 – June 30,	Twelve Months Ended June 30,
	2002	2003	2004		2005	2005	2005	2005
	(in thousands)
Merger expenses and change in control payments	$—	$—	$1,415	$216	$18,974	$4,651	$24,824	$1,199
(Gain) loss on sale of land and facility	(2,428)	—	146	41	—	—	105	105
Severance	45	2,033	20	3	—	—	17	17
Provisions (recovery) of receivables from bankrupt customers	400	(744)	—	—	—	—	—	—

Total	$(1,983)	$1,289	$1,581	$260	$18,974	$4,651	$24,946	$1,321

(d) Pro forma cost savings consist of:

								Pro Forma Twelve Months Ended June 30,

								2005

Staff and workforce reductions(i)								$6,740
Closure of Elm warehouse(ii)								293
Reduction in marketing expenses(iii)								1,400
Additional savings from ex-CEO departmental expenses and public company expenses(iv)								496

Total								$8,929

(i)	Represents salaries and benefits for the twelve months ended June 30, 2005 for employees and long-term consultants terminated in connection with a workforce reduction program implemented in September 2005, which resulted in the elimination of 55 positions. In connection with this program, we expect to record a one-time severance charge of approximately $2.0 million in the three months ended September 30, 2005.
(ii)	Represents rent and occupancy expenses for the twelve months ended June 30, 2005 with a warehouse that was vacated in October 2005.
(iii)	Represents decreases in marketing and promotional expenses for certain pharmaceutical products.
(iv)	Represents administrative and other costs (including salaries) related to the office of the former Chairman and CEO for the twelve months ended June 30, 2005, who retired in connection with the merger, and other public company costs no longer incurred.

(2)	Working capital is defined as current assets (excluding cash and cash equivalents) less current liabilities (excluding current portion of long-term debt and short-term debt).

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma financial information is based on the audited and unaudited consolidated financial statements of Del Laboratories, Inc. and its subsidiaries, as adjusted to illustrate the estimated pro forma effects of the merger (including the preliminary application of purchase accounting) and the refinancing transactions.

The unaudited pro forma consolidated balance sheet gives effect to the refinancing transactions as if they had occurred on June 30, 2005. The unaudited pro forma consolidated statements of operations give effect to the merger and the refinancing transactions as if they had occurred on January 1, 2004.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

The pro forma adjustments reflect our preliminary estimates of the purchase price allocation, which may change upon finalization of appraisals and other valuation studies. Any additional purchase price allocated to inventory for production profit would impact cost of goods sold subsequent to the date of the merger. Any additional purchase price allocated to property, plant and equipment or other finite-lived intangible assets would result in additional depreciation and amortization expense which may be significant.

The unaudited pro forma statements of operations data do not reflect certain one-time charges that we recorded or will record following the closing of the merger and the refinancing transactions. These one-time charges include (1) an approximately $5.6 million non-cash charge for the manufacturing profit added to inventory under purchase accounting, (2) a $6.6 million write-off of deferred financing fees associated with the repayment of our existing senior credit facilities and (3) a $23.6 million charge related to expenses incurred, including change in control payments, in connection with the merger.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the merger and the refinancing transactions been completed as of the date presented, and should not be taken as representative of our future consolidated results of operations or financial position.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2005

	Historical	Adjustments		Pro Forma
		(in thousands)
Assets
Cash and cash equivalents	$6,229	$(1,218	)(a)	$5,011
Accounts receivable, net	90,621	—		90,621
Inventories	114,946	—		114,946
Income taxes receivable	12,184	—		12,184
Deferred income taxes	26,818	—		26,818
Prepaid expenses and other current assets	4,182	—		4,182

Total current assets	254,980	(1,218)		253,762
Property, plant and equipment, net	50,022	—		50,022
Intangibles, net	261,913	—		261,913
Goodwill	132,763	—		132,763
Other assets	28,262	(69	) (b)	28,193
Deferred income taxes	5,889	—		5,889

Total assets	$733,829	$(1,287)		$732,542

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$2,176	$(2,000	)(a)	$176
Accounts payable	47,909	—		47,909
Accrued liabilities	30,367	(1,218)		29,149

Total current liabilities	80,452	(3,218)		77,234
Interim revolver	—	25,500	(a)	25,500
New debt securities	—	185,000	(a)	185,000
Revolving credit facility	5,000	(5,000	)(a)	—
Term loan facility	197,000	(197,000	)(a)	—
Senior subordinated notes, net of unamortized discount	173,900	—		173,900
Long-term pension liability, less current portion	22,143	—		22,143
Deferred income taxes	124,525	—		124,525
Other long-term debt, less current portion	1,307	—		1,307

Total liabilities	604,327	5,282		609,609
Shareholders’ equity	129,502	(6,569	)(b)	122,933

Total liability and shareholders’ equity	$733,829	$(1,287)		$732,542

See accompanying notes to unaudited pro forma consolidated balance sheet

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a)	Reflects the sources and uses for the transactions as follows:

Sources
Interim revolver	$25,500
New debt securities	185,000

Total sources	$210,500

Uses
Repay existing debt	$204,000
Accrued interest on debt repaid	1,218
Estimated fees and expenses	6,500

Total uses	211,718

Net adjustment to cash	$(1,218)

(b)	Reflects the capitalization of estimated financing costs that we expect to incur in connection with the senior credit facilities and the new debt securities.

Capitalization of estimated financing costs	$6,500
Write-off of deferred financing costs related to debt being refinanced	(6,569)

$(69)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2005

	Historical	Adjustments		Pro Forma
		(in thousands)
Income Statement Data:
Net sales	$408,689	$—		$408,689
Cost of goods sold	217,783	(5,755	)(e)(g)	212,028

Gross profit	190,906	5,755		196,661
Selling and administrative expenses	168,641	343	(b)(c)(d)(g)	168,984
Severance expenses	17	—		17
Merger expenses	24,824	(23,625	)(f)	1,199

Operating income (loss)	(2,576)	29,037		26,461
Other income (expense), net
Interest expense, net	(13,721)	(22,004	)(a)	(35,725)
Loss on sale of facility and land	(105)	—		(105)
Other, net	530	—		530

Other expense, net	(13,296)	(22,004)		(35,300)

Earnings (loss) before income taxes	(15,872)	7,033		(8,839)
Income tax provision (benefit)	(15,685)	12,194	(h)	(3,491)

Net loss	$(187)	$(5,161)		$(5,348)

Cash Flows Data:
Net cash provided by (used in):
Operating activities	$(18,881)	$(6,593	)(i)	$(25,474)
Investing activities	(385,102)	—		(385,102)
Financing activities	408,140	—		408,140
Capital expenditures	7,864	—		7,864
Depreciation and amortization	19,573	2,172	(g)	21,745

See accompanying notes to unaudited pro forma consolidated statements of operations.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Historical	Adjustments		Pro Forma
		(in thousands)
Income Statement Data:
Net sales	$396,675	$—		$396,675
Cost of goods sold	198,425	(172	)(g)	198,253

Gross profit	198,250	172		198,422
Selling and administrative expenses	166,732	734	(b)(c)(d)(g)	167,466
Severance expenses	20	—		20
Merger expenses	1,415	—		1,415

Operating income (loss)	30,083	(562)		29,521
Other income (expense), net
Interest expense, net	(3,584)	(31,986	)(a)	(35,570)
Loss on sale of building and land	(146)	—		(146)
Other, net	331	—		331

Other expense, net	(3,399)	(31,986)		(35,385)

Earnings (loss) before income taxes	26,684	(32,548)		(5,864)
Income tax provision (benefit)	11,075	(13,391	)(h)	(2,316)

Net earnings (loss)	$15,609	$(19,157)		$(3,548)

Cash Flows Data:
Net cash provided by (used in):
Operating activities	$7,209	$(15,879	)(i)	$(8,670)
Investing activities	(4,714)	—		(4,714)
Financing activities	(812)	—		(812)
Capital expenditures	9,525	—		9,525
Depreciation and amortization	17,472	3,912	(g)	21,384

See accompanying notes to unaudited pro forma consolidated statements of operations.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2004

	Historical	Adjustments		Pro Forma
		(in thousands)
Income Statement Data:
Net sales	$186,013	$—		$186,013
Cost of goods sold	93,585	(36	) (g)	93,549

Gross profit	92,428	36		92,464
Selling and administrative expenses	82,729	388	(b)(c)(d)(g)	83,117
Severance expenses	3	—		3
Merger expenses	216	—		216

Operating income (loss)	9,480	(352)		9,128
Other income (expense), net
Interest expense, net	(1,859)	(15,844	) (a)	(17,703)
Loss on sale of building and land	(41)	—		(41)
Other, net	(354)	—		(354)

Other expense, net	(2,254)	(15,844)		(18,098)

Earnings (loss) before income taxes	7,226	(16,196)		(8,970)
Income tax provision (benefit)	2,789	(6,332	) (h)	(3,543)

Net earnings (loss)	$4,437	$(9,864)		$(5,427)

Cash Flows Data:
Net cash provided by (used in):
Operating activities	$(7,017)	$(8,193	) (i)	$(15,210)
Investing activities	(571)	—		(571)
Financing activities	7,518	—		7,518
Capital expenditures	5,387	—		5,387
Depreciation and amortization	8,470	2,028	(g)	10,498

See accompanying notes to unaudited pro forma consolidated statements of operations.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Predecessor	Successor	Adjustments		Pro Forma Combined
	Historical Jan. 1, 2005 to Jan. 31, 2005	Historical Feb. 1, 2005 to June 30, 2005
	(in thousands)
Income Statement Data:
Net sales	$18,206	$179,821	$—		$198,027
Cost of goods sold	9,718	103,225	(5,619	)(e)(g)	107,324

Gross profit	8,488	76,596	5,619		90,703
Selling and administrative expenses	11,475	73,163	(3	)(b)(c)(d)(g)	84,635
Severance expenses	—	—	—		—
Merger expenses	18,974	4,651	(23,625	)(f)	—

Operating income (loss)	(21,961)	(1,218)	29,247		6,068
Other income (expense), net
Interest expense, net	(264)	(11,732)	(5,862	)(a)	(17,858)
Loss on sale of facility and land	—	—	—		—
Other, net	(232)	77	—		(155)

Other expense, net	(496)	(11,655)	(5,862)		(18,013)

Earnings (loss) before income taxes	(22,457)	(12,873)	23,385		(11,945)
Income tax provision (benefit)	(24,434)	463	19,253	(h)	(4,718)

Net earnings (loss)	$1,977	$(13,336)	$4,132		$(7,227)

Cash Flows Data:
Net cash provided by (used in):
Operating activities	$190	$(33,297)	$1,093	(i)	$(32,014)
Investing activities	(797)	(380,162)	—		(380,959)
Financing activities	(868)	417,338	—		416,470
Capital expenditures	797	2,929	—		3,726
Depreciation and amortization	1,512	9,059	288	(g)	10,859

See accompanying notes to unaudited pro forma consolidated statements of operations.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a)	Represents pro forma interest expense resulting from our new capital structure, using, in the case of the interim revolver and the new debt securities, an assumed three-month LIBOR rate of 4.10% as follows:

	Year Ended December 31, 2004	Six Months Ended June 30,		Twelve Months Ended June 30, 2005
		2004	2005
	(in thousands)
Cash interest expense:
New debt facilities (1)	$18,550	$9,196	$9,355	$18,709
8% senior subordinated notes (2)	14,000	7,000	7,000	14,000
Existing debt (3)	115	56	46	105
Commitment fee (4)	248	124	124	248

Pro forma cash interest expense	32,913	16,376	16,525	33,062
Amortization of capitalized debt issuance costs (5)	2,530	1,265	1,265	2,530
Amortization of discount on senior subordinated notes	127	62	68	133

Pro forma interest expense	35,570	17,703	17,858	35,725
Less historical interest expense, net	(3,584)	(1,859)	(11,996)	(13,721)

Total pro forma interest expense adjustment	$31,986	$15,844	$5,862	$22,004

(1)	Reflects pro forma cash interest expense on the interim revolver and the new debt securities.
(2)	Reflects pro forma cash interest expense on the principal balance of the senior subordinated notes at a fixed interest rate of 8.0%.
(3)	Reflects historical cash interest expense on other existing debt that is not being refinanced.
(4)	Reflects commitment fees of 0.50% on an assumed $49.5 million average undrawn balance under the interim revolver.
(5)	Reflects non-cash amortization of capitalized debt issuance costs. These costs are amortized over the term of the related debt.

A 1/8% change in interest rates would have the following effect on pro forma interest expense:

	Year Ended December 31, 2004	Six Months Ended June 30,		Twelve Months Ended June 30, 2005
		2004	2005
	(in thousands)
Interim revolver	$32	$16	$16	$32
New debt securities	219	110	110	219

Total	$251	$126	$126	$251

(b)	Reflects the adjustment to selling and administrative expense for the annual monitoring fee due to Kelso after the close of the merger.

	Year Ended December 31, 2004	Six Months Ended June 30,		Twelve Months Ended June 30, 2005
		2004	2005
	(in thousands)
Sponsor financial advisory fee	$1,200	$600	$90	$690

(c)	Reflects the pro forma adjustments to decreases in selling and administrative expenses for costs to be eliminated following consummation of the merger. The adjustments include a decrease in salary and related benefits as a result of the retirement of the former CEO, discontinuance of the employee stock option plan, and elimination of certain expenses that we no longer incur as a privately held company.

	Year Ended December 31, 2004	Six Months Ended June 30,		Twelve Months Ended June 30, 2005
		2004	2005
	(in thousands)
Reductions in selling and administrative expenses	$3,583	$1,792	$316	$2,107

(d)	Adjustment to reflect decrease in selling and administrative expenses related to the elimination of the amortization of unrecognized prior service costs and transition obligations related to our pension plans.

	Year Ended December 31, 2004	Six Months Ended June 30,		Twelve Months Ended June 30, 2005
		2004	2005
	(in thousands)
Amortization of unrecognized prior service costs and transition obligations	$967	$484	$105	$588

(e)	Reflects the elimination of the incremental cost of sales recorded in the period from February 1, 2005 to June 30, 2005 arising from the preliminary estimate of manufacturing profit added to inventory in purchase accounting.

	Year Ended December 31, 2004	Six Months Ended June 30,		Twelve Months Ended June 30, 2005
		2004	2005
	(in thousands)
Manufacturing profit included in cost of goods sold	$—	$—	$5,579	$5,579

(f)	Reflects the elimination of merger expenses recorded from the period January 1, 2005 to June 30, 2005 primarily related to the change in control payments, legal and advisory fees and expenses incurred in connection with the merger.

	Year Ended December 31, 2004	Six Months Ended June 30,		Twelve Months Ended June 30, 2005
		2004	2005
	(in thousands)
Merger expenses	$—	$—	$23,625	$23,625

(g)	Reflects the adjustment to depreciation and amortization expense for purchase accounting adjustments to property, plant and equipment and finite-lived identified intangible assets. The fair value of the finite-lived identified intangible assets (customer relationships) of approximately $105,000 is amortized on a straight-line basis over an estimated useful life of 20 years. The fair value of property and equipment is depreciated over the following estimated useful lives: buildings and improvements—8 to 16 years; machinery and equipment—3 to 15 years; furniture and fixtures—3 to 10 years; leasehold improvements—lesser of the useful life or the lease term.

	Year Ended December 31, 2004	Six Months Ended June 30,		Twelve Months Ended June 30, 2005
		2004	2005
	(in thousands)
Decrease in depreciation and amortization included in cost of goods sold	$(172)	$(36)	$(40)	$(176)
Increase in depreciation and amortization included in selling and administrative expenses	4,084	2,064	328	2,348

Total	$3,912	$2,028	$288	$2,172

(h)	Reflects the pro forma income tax provision (benefit) calculated at an assumed combined statutory rate of 39.5%.

(i)	Pro forma net cash provided by operating activities reflects the impact of the pro forma adjustments on income from continuing operations. Pro forma net cash provided by (used in) investing and financing activities and capital expenditures are assumed to be unchanged from the historic cash flows.

Disclosure Regarding Forward-Looking Statements

All statements other than statements of historical facts included in this report, including, without limitation, statements regarding our future financial results, efficiency improvements and expected future cost savings, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results to differ materially from our expectations, or “cautionary statements,” include, without limitation:

•	delays in introducing new products or failure of consumers to accept new products;

•	actions by competitors which may result in mergers, technology improvement or new product introductions;

•	our ability to realize cost savings and operational improvements;

•	our dependence on certain national chain drug stores, food stores and mass merchandiser relationships due to the concentration of sales generated by such chains;

•	changes in fashion-oriented color cosmetic trends;

•	the effect on sales of lower retailer inventory targets;

•	the effect on sales of political and/or economic conditions;

•	our estimates of costs and benefits, cash flow from operations and capital expenditures;

•	interest rate or foreign exchange rate changes affecting us;

•	regulatory requirements and government regulatory action;

•	failure to maintain satisfactory compliance with good manufacturing practice, or GMP, requirements;

•	changes in product mix to products which are less profitable;

•	shipment delays;

•	depletion of inventory and increased production costs resulting from disruptions of operations at any of our manufacturing or distribution facilities;

•	foreign currency fluctuations affecting our results of operations and the value of our foreign assets and liabilities;

•	the relative prices at which we sell our products and our competitors sell their products in the same market;

•	our operating and manufacturing costs outside of the United States;

•	changes in the laws, regulations and policies, including changes in accounting standards, that affect, or will affect, us in the United States and/or abroad; and/or

•	trends in the general economy.

We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL LABORATORIES, INC.

By:	/s/ Joseph Sinicropi
Name:	Joseph Sinicropi
Title:	Executive Vice President and Chief Financial Officer

Date: October 17, 2005